As Filed with the Securities and Exchange Commission on August 6, 1996
                                                 Registration No.
- -------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933


                      COOPER TIRE & RUBBER COMPANY
           (Exact name of issuer as specified in its charter)


               Delaware                                   34-4297750
    (State or other jurisdiction of                  (I.R.S. employer
    incorporation or organization)                   identification no.)


             Lima and Western Avenues, Findlay, Ohio  45840
                (Address of principal executive offices)
                               (Zip code)


                      COOPER TIRE & RUBBER COMPANY
                         1996 STOCK OPTION PLAN
                        (Full title of the plan)


 J. ALEC REINHARDT, Executive Vice President and Chief Financial Officer
                      COOPER TIRE & RUBBER COMPANY
             Lima and Western Avenues, Findlay, Ohio  45840
                 (Name and address of agent for service)


                             (419) 423-1321
      (Telephone number, including area code, of agent for service)



                     CALCULATION OF REGISTRATION FEE

=========================================================================
                                  Proposed     Proposed
    Title of                      maximum      maximum
   securities    Amount to        offering     aggregate      Amount of
     to be           be           price per    offering      registration
   registered    registered         share       price            fee
- -------------------------------------------------------------------------
Common Stock,  3,200,000 shs.    $18.9375 *   $60,600,000 *   $20,896.56
$1 par value
=========================================================================
* The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock on August 1, 1996 as reported on the New York Stock Exchange Composite Transactions Tape.
  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.

   The following documents, which have been or will be filed by registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, are hereby incorporated in this registration statement by reference and shall be deemed to be a part hereof:

   (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
   (b) All reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.
   (c) The registrant's definitive Proxy Statement, dated March 26, 1996, relating to its 1996 Annual Meeting of Stockholders on May 7, 1996.
   (d) The registrant's Registration on Form 8-A, dated June 3, 1988, relating to the Stockholder Rights Plan adopted May 27, 1988.

   All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock to be offered hereunder is being passed upon for the registrant by Mr. Richard D. Teeple, Vice President and General Counsel for the registrant, Lima and Western Avenues, Findlay, Ohio 45840. Mr. Teeple is an officer of the registrant, owns shares of the registrant's Common Stock, and holds options to purchase additional shares.

Item 6.  Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article VII of the registrant's bylaws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, and (iii) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.

   The Exhibit Index on page 6 of this filing is incorporated herein by reference.

Item 9.  Undertakings.

1.  The undersigned registrant hereby undertakes:

    A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the registration statement is on Form S-3 or Form
        S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(continued)

3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay and State of Ohio on August 5, 1996.

                                         COOPER TIRE & RUBBER COMPANY



                                      By /s/ Stan C. Kaiman
                                         --------------------------------
                                         STAN C. KAIMAN, Attorney-in-fact

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                                  Date
- ---------               -----                                  ----

PATRICK W. ROONEY*      Chairman of the Board, President,  August 5, 1996
                        Chief Executive Officer and
                        Director
                        (Principal Executive Officer)

J. ALEC REINHARDT*      Executive Vice President,               "
                        Chief Financial Officer and
                        Director
                        (Principal Financial Officer)

JULIEN A. FAISANT*      Vice President and Corporate            "
                        Controller
                        (Principal Accounting Officer)

JOHN FAHL*              Vice President and Director             "

ARTHUR H. ARONSON*      Director                                "

DELMONT A. DAVIS*       Director                                "

EDSEL D. DUNFORD*       Director                                "

DEBORAH M. FRETZ*       Director                                "

DENNIS J. GORMLEY*      Director                                "

IVAN W. GORR*           Director                                "

ALLAN H. MELTZER*       Director                                "


*By/s/ Stan C. Kaiman
   --------------------------------
   STAN C. KAIMAN, Attorney-in-fact




(continued)

                            INDEX TO EXHIBITS

                                Part II.



Exhibit                         Description                         Page
- -------  ---------------------------------------------------------  ----

(3)(i)   Certificate of Incorporation, as restated and filed
         with the Secretary of State of Delaware on May 17, 1993,
         is incorporated herein by reference from Exhibit 3(i)
         of the Company's Form 10-Q for the quarter ended
         June 30, 1993                                                n/a


(3)(ii)  Bylaws, as amended May 5, 1987, are incorporated herein by reference from Exhibit 19 of the Company's Form 10-Q
         for the quarter ended June 30, 1987                          n/a


(4)(a)   Cooper Tire & Rubber Company 1996 Stock Option Plan
         is incorporated herein by reference from the Company's
         Proxy Statement for the Annual Meeting of Stockholders
         on May 7, 1996, pages 22 through 26                          n/a


(4)(b)   Stock Option Agreement form                                    7


(4)(c)   Standard terms for stock option agreements as adopted by
         the Board of Directors May 7, 1996                          8-11


(5)      Opinion of Richard D. Teeple, Esq. as to the legality of
         the shares registered hereunder                               12


(23)     Consent of Ernst & Young LLP                                  13


(23)     Consent of Richard D. Teeple, Esq. (included in Exhibit 5)


(24)     Powers of Attorney                                         14-16


(99)     Certified resolution of the Company's Board of Directors      17
         adopted February 13, 1996

                                                           Part II
                                                           Exhibit (4)(b)
                      COOPER TIRE & RUBBER COMPANY
                    1996 INCENTIVE STOCK OPTION PLAN
                    --------------------------------

                         STOCK OPTION AGREEMENT
                         ----------------------

      AGREEMENT made as of the date set forth below by and between COOPER TIRE & RUBBER COMPANY (the "Company") and the undersigned optionee (the "Optionee").


                          W I T N E S S E T H:

      The Company and Optionee mutually agree to the incorporation into this Agreement of the Standard Terms For Stock Option Agreements As Adopted By The Board Of Directors May 7, 1996 (the "Standard Terms") as fully as if set forth in their entirety herein. Optionee acknowledges having received a copy of the Standard Terms.

      Supplementing the Standard Terms, the Company and Optionee agree to the following with respect to the indicated paragraphs of the Standard
Terms:


     1.  Number of Shares  ____________________________________

         Purchase price per share:  ___________________________

     2.  Expiration date:  ____________________________________

    12.  Optionee's address:  The address shown below


      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and optionee has executed this Agreement as of the ____ day of ________, 19___.

            OPTIONEE                        COOPER TIRE & RUBBER COMPANY

_____________________________________   By: ____________________________
                Name                        Patrick W. Rooney
                                            Chairman of the Board

_____________________________________
              Signature

_____________________________________   By: ____________________________
         Social Security Number             Stan C. Kaiman
                                            Secretary

_____________________________________
             Home Address


_____________________________________
City            State             Zip

                                                           Part II
                                                           Exhibit (4)(c)

                      COOPER TIRE & RUBBER COMPANY

                         ----------------------
                         1996 STOCK OPTION PLAN
                         ----------------------

               STANDARD TERMS FOR STOCK OPTION AGREEMENTS
                  AS ADOPTED BY THE BOARD OF DIRECTORS
                               May 7, 1996

      1. Grant of Option. Any Stock Option Agreement (the "Agreement") which incorporates these Standard Terms is subject to the provisions of the Cooper Tire & Rubber Company 1996 Stock Option Plan (the "Plan"), as it presently exists and as it may hereafter be amended, and is subject to the further terms hereinafter set forth. The Agreement grants to the Optionee designated therein the right and option to purchase from the Company all or any part of an aggregate of the number of shares of the common stock of Cooper Tire & Rubber Company (the "Company") designated in the Agreement at the purchase price designated in the Agreement, such option to be exercised as hereinafter provided.

      The option granted is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that if by operation of the limit imposed by Section 422 of the Code (or any successor provision thereto), any portion of the option shall not be an Incentive Stock Option, then, for all purposes under the Agreement and the Code, the portion of the option not treated as an Incentive Stock Option shall be treated as a Nonqualified Stock Option, as such term is defined in Section 2 of the Plan.

      The number of shares with respect to which the option is exercisable, and the purchase price with respect to each share to be acquired pursuant to the exercise of the option, are each subject to adjustment under certain circumstances, as more fully set forth in the Plan.

      2. Expiration of the Option. The option granted, to the extent not theretofore exercised, shall expire at twelve o'clock midnight on the date specified in the Agreement.

      3. Option Exercise Limitations. No part of any option granted may be exercised until there has passed a period of one (1) year from the date granted. During the second year of the option period, the option may be exercised for no more than fifty percent (50%) of the total shares subject to the option and the remaining fifty percent (50%) of the total shares subject to the option may be exercised during the remainder of the option period; provided, however, that such rights to exercise the option shall be cumulative. Notwithstanding the foregoing, if during the term of an option, (a) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (b) the Company shall transfer all or substantially all of its assets to any other person; or (c) more than fifty per cent (50%) of the Company's outstanding voting shares shall have been purchased by any other person, the Committee may provide for the acceleration of the right to exercise such option prior to the anticipated effective date of any such transaction.

(continued)

      Shares of the common stock of the Company acquired pursuant to the exercise of the option shall be treated, for all purposes under the Agreement and the Code, as shares acquired pursuant to the exercise of an Incentive Stock Option to the maximum extent permitted by the limit in
Section 422 of the Code and, only to the extent that such limit has been exceeded, shall such shares be treated, for purposes of the Agreement and the Code, as acquired pursuant to the exercise of a Nonqualified Stock Option, as such term is defined in Section 2 of the Plan.

      All options granted shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company, except (i) as hereinafter provided with respect to termination for "cause", if the Optionee's employment shall be terminated involuntarily for any reason other than death, he may, at any time before expiration of thirty (30) days after such termination or before expiration of the options, whichever shall first occur, exercise the option to the extent the option was exercisable by him on the date of the termination of his employment;
(ii) if the Optionee retires from employment with the Company, he may, at any time before expiration of three (3) months after such retirement or before expiration of the option, whichever shall first occur, exercise the option to the extent that the option was exercisable by him on the date of such retirement; and (iii) if the Optionee dies while an employee of the Company or within three (3) months after retirement from employment with the Company, such option may be exercised by the Optionee's heir(s) or legal representative(s) before the expiration of twelve (12) months after his death or of the option's full term, whichever shall first occur, to the extent that the Optionee was entitled to exercise the option on the date of his death.

      Notwithstanding any other provision hereof, an option granted under the Plan will be deemed to have been terminated on the date on which the Optionee's employment is terminated if such termination is for "cause. "Cause" shall mean any illegal or disreputable conduct which impairs the reputation, goodwill or business of the Company, or involves the misappropriation of funds of the Company. A termination for "cause" will include any resignation in anticipation of discharge for "cause" or accepted by the Company in lieu of a formal discharge for "cause".

      In the event that any portion of the option granted shall be treated under the Code and the Agreement as a Nonqualified Stock Option by operation of the limit imposed by Section 422 of the Code, then solely with respect to the portion of the option which is to be treated as a Nonqualified Stock Option, the following shall apply:

         (i) if the Optionee retires from employment with the Company, he may, at any time before expiration of five (5) years after such retirement or before expiration of the option, whichever shall first occur, exercise the portion of the option treated as a Nonqualified Stock Option to the same extent such portion was exercisable by him on the date of such retirement;

        (ii) if the Optionee dies during the period described in Subsection (i) above, such portion of the option exercisable pursuant to such Subsection (i) may be exercised by the Optionee's heir(s) or legal representative(s) before the expiration of twelve (12) months after the Optionee's death or the expiration of the option, whichever shall first occur, to the same extent that such portion of the option was exercisable on the date of the Optionee's death.

(continued)

      4. Option Exercise Procedure. The option granted may be exercised in whole or in any part, and may be exercised in part from time to time, all subject to the limitations on exercise set forth in paragraph 3 hereof. Exercise shall be accomplished by delivery to the Company of timely written notice of election to exercise, delivered to the principal office of the Company and addressed to the attention of the Secretary of the Company, accompanied by payment of the purchase price for the shares with respect to which the option is exercised. Notation of any partial exercise shall be made by the Company on its records with respect to the option granted.

      In the event of the death of the Optionee while an employee of the Company (or any subsidiary thereof), the option may be exercised, to the extent that Optionee was entitled to do so at the date of termination of employment, by the person or persons to whom the Optionee's rights under the option pass by will or by applicable law, or, if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time, within one (1) year after the date of Optionee's death, but in no event later than the expiration date or one (1) year after the date of Optionee's death, whichever is the earlier.

      If Optionee's employment shall terminate for any reason other than death, all rights to exercise the option shall terminate at the date of such termination of employment, except as provided in paragraph 3 hereof.

      5. Payment of the Purchase Price. At the time of exercise, the total purchase price of the shares as to which the option is exercised shall be tendered to the Company. The Company shall be entitled to receive or withhold such amounts from the Optionee as may be required to satisfy any legal obligations of the Company with respect to withholding of taxes.

      6. Investment Representation. The Company intends to maintain an effective and current registration under the Securities Act of 1933, as amended, covering the shares subject to the option, and accordingly no investment representation by the Optionee is required. However, if such registration is not effective and current at the time of exercise of an option, the Company will so advise Optionee and the exercise of the option shall be conditioned upon the receipt from the Optionee (or, in the event of his death, his heir(s) or legal representatives(s)) of a representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares for investment and not with a view to distribution. The certificates for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under then pertaining securities laws. Further, the Company shall not be required to sell or issue any shares under any outstanding option if, in the opinion of the Committee, (a) the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (b) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

      7. Non-transferability. The option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the option shall be exercisable by the Optionee only.



(continued)

      8. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of common stock subject to the option prior to the date of issuance to him of a certificate or certificates for such shares.

      9. No Right to Continued Employment. Neither the creation of the Plan nor the granting of options thereunder shall be deemed to create a condition of employment or right to continued employment, and each Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

     10. Compliance with Laws and Regulations. The option and the obligation of the Company to sell and deliver shares shall be subject to all applicable Federal and State laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of common stock prior to (a) the listing of such shares on any stock exchange on which the common stock may then be listed and (b) the completion of any registration or qualification of such shares under any Federal or State law, or any rule or regulation of any government body or stock exchange which the Company shall, in its sole discretion, determine to be necessary or desirable.

      11. Binding Effect. Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of the Agreement and the provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall be deemed to supersede the provisions of the Agreement to the extent of any conflict between the Plan and the Agreement.

      12. Notices. Any notice pursuant to the Agreement to the Company shall be addressed to it at its office at Lima & Western Avenues, Findlay, Ohio 45840; Attention: Secretary of the Company. Any notice pursuant to the Agreement to Optionee shall be addressed to him at the address shown in the Agreement. Either party shall have the right to designate at any time hereafter in writing a different address.

      13. Counterparts. The Agreement has been executed in two or more counterparts, each of which shall constitute one and the same instrument, and the production of any of which shall be deemed to be the production of the Agreement.

                                                              Part II
                                                              Exhibit (5)

August 5, 1996



Cooper Tire & Rubber Company
Lima and Western Avenues
Findlay, Ohio  45840

     Re:  Cooper Tire & Rubber Company
          Registration Statement on Form S-8
          1996 Stock Option Plan

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which you are filing with the Securities and Exchange Commission with respect to 3,200,000 shares of Common Stock, $1 par value, and 3,200,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company (the "Company") to be offered to employees of the Company who are eligible for participation in the Cooper Tire & Rubber Company 1996 Stock Option Plan ("Plan"). I examined such documents and questions of law as I deem necessary for this opinion.

     I am of the opinion that the 3,200,000 shares of Common Stock and 3,200,000 Rights to Purchase Series A Preferred Stock to be offered after the Registration Statement becomes effective, and which may be purchased by employees participating in the Plan, will be validly issued and outstanding, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement and to the reference made to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Respectfully submitted,

                                       COOPER TIRE & RUBBER COMPANY



                                       /s/ Richard D. Teeple
                                       ---------------------
                                       Richard D. Teeple,
                                       Vice President and General Counsel

                                                             Part II
                                                             Exhibit (23)



Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Cooper Tire & Rubber Company 1996 Stock Option Plan of our report dated February 13, 1996, with respect to the consolidated financial statements of Cooper Tire & Rubber Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                           /s/ Ernst & Young LLP
                                           ---------------------
                                           ERNST & YOUNG LLP



Toledo, Ohio
August 5, 1996

                                                            Part II
                                                            Exhibit (24)

                                                           S-8 96 SOP CO
                            POWER OF ATTORNEY
                            -----------------

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby, for and on behalf of Cooper Tire & Rubber Company in accordance with the certain resolution of the Board of Directors adopted February 13, 1996, constitute and appoint Patrick W. Rooney, or J. Alec Reinhardt, or John Fahl, or Stan C. Kaiman, as its attorney with full power of substitution and resubstitution for and in its name, place and stead, to sign and file with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering 3,200,000 shares of Common Stock, par value $1.00 per share, and 3,200,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company to be issued upon the exercise of options granted under the Cooper Tire & Rubber Company 1996 Stock Option Plan, together with any and all amendments and exhibits thereto and all applications, instruments or documents to be filed with the Securities and exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

      Executed at Findlay, Ohio this 22nd day of July, 1996.



ATTEST:                                   COOPER TIRE & RUBBER COMPANY



 /s/ Stan C. Kaiman                        /s/ Patrick W. Rooney
- ----------------------------------        -------------------------------
Stan C. Kaiman                            Patrick W. Rooney
Secretary                                 Chairman of the Board,
                                          President, and
                                          Chief Executive Officer


STATE OF OHIO     )
                  )  ss.
COUNTY OF HANCOCK )

     On this 22nd day of July, 1996, before me, a Notary Public in and for the State and County aforesaid, personally appeared Patrick W. Rooney and Stan C. Kaiman, known to me to be the persons whose names are subscribed in the foregoing instrument and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Julie A. Grismore
                                           ------------------------------
                                           Julie A. Grismore
                                           Notary Public, State of Ohio
                                           My Commission Expires 01/16/01
(continued)

                                                             Part II
                                                             Exhibit (24)

                                                           S-8 96 SOP IND
                            POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in the capacities indicated, do hereby constitute and appoint Patrick W. Rooney, or
J. Alec Reinhardt, or John Fahl, or Stan C. Kaiman as their attorney with full power of substitution and resubstitution for and in their name, place and stead, to sign and file with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering 3,200,000 shares of Common Stock, par value $1.00 per share, and 3,200,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company to be issued upon the exercise of options granted under the Cooper Tire & Rubber Company 1996 Stock Option Plan, together with any and all amendments and exhibits thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.



      Executed at Findlay, Ohio this 22nd day of July, 1996.




 /s/ Arthur H. Aronson                   /s/ Delmont A. Davis
- --------------------------------        --------------------------------
Arthur H. Aronson, Director             Delmont A. Davis, Director



 /s/ Edsel D. Dunford                     /s/ John Fahl
- ---------------------------------        --------------------------------
Edsel D. Dunford, Director               John Fahl, Director



 /s/ Julien A. Faisant                    /s/ Deborah M. Fretz
- ---------------------------------        --------------------------------
Julien A. Faisant, Vice President        Deborah M. Fretz, Director
and Controller, Principal
Accounting Officer



 /s/ Dennis J. Gormley                     /s/ Ivan W. Gorr
- ----------------------------------        -------------------------------
Dennis J. Gormley, Director               Ivan W. Gorr, Director



 /s/ Stan C. Kaiman                       /s/ Allan H. Meltzer
- ---------------------------------        --------------------------------
Stan C. Kaiman, Secretary                Allan H. Meltzer, Director
(continued)

                                                             Part II
                                                             Exhibit (24)

                                                         S-8 96 SOP IND



 /s/ J. Alec Reinhardt                      /s/ Patrick W. Rooney
- ----------------------------------        ------------------------------
J. Alec Reinhardt, Executive Vice         Patrick W. Rooney, Chairman of
President, Principal Financial            the Board, President, Principal
Officer, and Director                     Executive Officer, and Director









STATE OF OHIO    )
                 )  ss.
COUNT OF HANCOCK )



On this 22nd day of July, 1996, before me, a Notary Public in and for the State and County aforesaid, personally appeared Arthur H. Aronson, Delmont A. Davis, Edsel D. Dunford, John Fahl, Julien A. Faisant, Deborah
M. Fretz, Dennis J. Gormley, Ivan W. Gorr, Stan C. Kaiman, Allan H. Meltzer, J. Alec Reinhardt, and Patrick W. Rooney, known to me to be the persons whose names are subscribed in the within instrument and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Julie A. Grismore
                                            -----------------------------
                                            Notary Public

                                            Julie A. Grismore
                                            Notary Public, State of Ohio
                                            My Commission Expires 1/16/01

                                                             Part II
                                                             Exhibit (99)
                          C E R T I F I C A T E
                          ---------------------

      I, Stan C. Kaiman, do hereby certify that I am the duly elected, qualified and acting Secretary of Cooper Tire & Rubber Company, and that the following is a true, accurate and correct copy of certain resolutions duly adopted by the Board of Directors of said Company at a meeting duly called and held on February 13, 1996, at which meeting a quorum of the Board was present and acting throughout:

      RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to prepare or cause to be prepared, execute and file, or cause to be filed with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering shares of Common Stock with a par value of $1.00 per share of Cooper Tire & Rubber Company issued upon the exercise of options granted under the Cooper Tire & Rubber Company 1996 Stock Option Plan; and that such officers be authorized to do or cause to be done all such further things as may, in their opinion, be necessary or advisable in order to effect such registration under said Act.

      RESOLVED FURTHER, that Patrick W. Rooney, J. Alec Reinhardt, John Fahl, and Stan C. Kaiman be, and each of them hereby is, appointed the attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company, to sign and file the proposed Registration Statement, together with any and all amendments thereto (whether such amendments are filed prior or subsequent to the effective date thereof) and exhibits thereto, together with amendments to any such exhibits and any supplement to the Prospectus related to said Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

      RESOLVED FURTHER, that the Chairman of the Board, the President, the Executive Vice President, or a Vice President, together with the Secretary or Treasurer of the Company be, and they hereby are, authorized and directed for and on its behalf to execute a Power of Attorney evidencing the foregoing appointment.

      I further certify that the foregoing resolutions have not been rescinded, modified or changed by any action of the Board of Directors and that they are now in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and attached the Corporate Seal this 5th day of August, 1996.



                                        /s/ Stan C. Kaiman
                                       --------------------------------
                                       Stan C. Kaiman
                                       Secretary


(CORPORATE SEAL)
                                   17